Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Flamel Technologies S.A.’s Warrants to Directors of our report dated May 23, 2006, with respect to the consolidated financial statements of Flamel Technologies S.A. included in its Annual Report (Form 20-F) for the year ended December 31, 2005, filed with the Securities and Exchange Commission.
October 4, 2006
Lyon, France
/s/   Jean-Luc Desplat
Ernst & Young Audit
Represented by Jean-Luc Desplat